                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K/A

                          AMENDMENT NO. 1 TO FORM 8-K


                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): November 2, 1999


                               IMPAC Group, Inc.
           (Exact name of registrant as specified in its charter)


          Delaware                    333-48821                23-2923682
(State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
      of Incorporation)                                    Identification No.)




             1950 North Ruby Street, Melrose Park, Illinois 60160
          (Address of principal executive offices including zip code)


      Registrant's telephone number, including area code: (708) 344-9100

     The undersigned registrant, IMPAC Group, Inc. (the "Company"), hereby amends its current report on Form 8-K dated November 2, 1999, solely to add the financial statements, pro forma financial information and exhibits required by
Item 7 of Form 8-K.

ITEM 2:   Acquisition or Disposition of Assets

     On November 2, 1999, the Company acquired all of the issued and outstanding share capital of Thamesdown Colour Limited ("Thamesdown"), a U.K. based printer, from all of the stockholders thereof, for approximately $10.8 million plus acquisition costs. The acquisition was initially funded through $6.6 million of additional revolver borrowings under the Amended and Restated Multicurrency Credit Facility dated as of March 12, 1998 and amended and restated as of July 7, 1998, as amended, between Bank of America National Trust & Savings Association, certain other financial institutions and the Company and certain of its subsidiaries, the issuance of $2.4 million of Series A Common Stock to the former Thamesdown shareholders and the utilization of $2.0 million of acquired cash of Thamesdown. The Company also assumed approximately $3.0 million of capital leases. The purchase price was determined as a result of arms length negotiations. Thamesdown provides high-end commercial printing services specializing in the production of promotional materials.

ITEM 7:   Financial Statements, Pro Forma Financial Information and Exhibits

                                                                                              Page No.
                                                                                              --------
       (a)     Financial Statements of Business Acquired.

               Report of the Independent Auditors ...........................................    3
               Profit and Loss Accounts for the Years Ended September 30, 1999 and 1998 .....    4
               Balance Sheets at September 30, 1999 and 1998 ................................    5
               Cash Flow Statements for the Years Ended September 30, 1999 and 1998 .........    6
               Notes to the Financial Statements.............................................    7-18

       (b)     Pro Forma Financial Information.

               Unaudited Pro Forma Combined Statement of Income for the Year Ended
                December 31, 1998 ...........................................................    19
               Unaudited Pro Forma Combined Statement of Income for the Nine Months
                Ended September 30, 1998 ....................................................    20
               Unaudited Pro Forma Combined Balance Sheet as of September 30, 1999 ..........    21
               Notes to the Unaudited Pro Forma Combined Financial Statements ...............    22-24

     (c)  Exhibits.


          *Exhibit 2.5   Agreement dated November 2, 1999 between C.J. Watson
                         Esq and Others and IMPAC Group, Inc. for the Sale and
                         Purchase of the Entire Issued Share Capital of
                         Thamesdown Colour Limited.
          __________
          * Previously filed

                      REPORT OF THE INDEPENDENT AUDITORS



To the Board of Directors and the Shareholders of Thamesdown Colour Limited.

We have audited the accompanying balance sheet of Thamesdown Colour Limited (the "Company") as of September 30, 1998 and 1999, and the related statements of profit and loss accounts and cash flows for each of the two years in the period ended September 30, 1999, all expressed in pounds sterling, (together, "the financial statements") which have been prepared on the basis of accounting principles generally accepted in the United Kingdom. These financial statements are the responsibility of the Directors of the Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom, which are substantially the same as auditing standards generally accepted in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of the Company as of September 30, 1998 and 1999, and the results of its operations and its cash flows for each of the two years in the period ended September 30, 1999 in conformity with accounting principles generally accepted in the United Kingdom.

United Kingdom accounting principles vary in certain material respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of shareholders' equity and financial position as of September 30, 1999 and the determination of net income for each of the two years in the period ended September 30, 1999 to the extent summarised in Note 24 to the financial statements.




Grant Thornton
Chartered Accountants
Oxford

7 January 2000

     THAMESDOWN COLOUR LIMITED

     PROFIT AND LOSS ACCOUNTS

     For the years ended 30 September 1999 and 1998
     ---------------------------------------------------------------------------

                                                     Note           1999               1999                1998             1998
                                                                  (Pounds)            (Pounds)           (Pounds)         (Pounds)
     Turnover
     Continuing operations                             1       6,812,754                            5,007,116
     Acquisitions                                                     --                              644,781
                                                               ---------                            ---------

     Cost of sales                                                                6,812,754                            5,651,897
                                                                                 (4,441,226)                          (3,686,183)
                                                                                -----------                          -----------

     Gross profit                                                                 2,371,528                            1,965,714

     Administration expenses                                                     (1,021,918)                          (1,036,786)
                                                                                -----------                          -----------

     Operating profit
     Continuing operations                                     1,349,610                              887,579
     Acquisitions                                                     --                               41,349
                                                               ---------                            ---------

                                                                                  1,349,610                              928,928

     Loss on sale of fixed asset investments                                             --                                 (911)
     Net interest                                      2                           (138,015)                            (186,053)
                                                                                -----------                          -----------

     Profit on ordinary activities before taxation     1                          1,211,595                              741,964

     Tax on profit on ordinary activities              3                           (341,504)                             (64,000)
                                                                                -----------                          -----------

     Profit for the financial year                    15                            870,091                              677,964

     Dividends                                         4                           (447,000)                            (234,738)
                                                                                -----------                          -----------

     Profit transferred to reserves                   14                            423,091                              443,226
                                                                                ===========                          ===========

     There were no recognized gains or losses other than the profit for the financial year.

  The accompanying notes form an integral part of these financial statements.

THAMESDOWN COLOUR LIMITED

BALANCE SHEETS AT 30 SEPTEMBER 1999 AND 1998

--------------------------------------------------------------------------------

                                                              Note            1999               1998
                                                                            (Pounds)           (Pounds)
Fixed assets
Tangible assets                                                  6          2,457,031         2,543,322
Current assets
Stocks                                                           7             91,483           110,008
Debtors                                                          8          1,525,975         1,111,903
Cash at bank and in hand                                                    1,203,054         1,035,963
                                                                           ----------        ----------
                                                                            2,820,512         2,257,874
Creditors: amounts falling due within one year                   9         (2,512,720)       (2,151,273)
                                                                           ----------        ----------
Net current assets                                                            307,792           106,601
                                                                           ----------        ----------
Total assets less current liabilities                                       2,764,823         2,649,923
Creditors: amounts falling due after more than one year         10         (1,348,203)       (1,656,394)
                                                                           ----------        ----------
                                                                            1,416,620           993,529
                                                                           ==========        ==========

Capital and reserves
Called up share capital                                         12            299,620           211,000
Profit and loss account                                         14          1,117,000           782,529
                                                                           ----------        ----------
Shareholders' funds                                             15          1,416,620           993,529
                                                                           ==========        ==========

The accompanying notes form an integral part of these financial statements.

THAMESDOWN COLOUR LIMITED

CASH FLOW STATEMENTS

For the years ended 30 September 1999 and 1998

--------------------------------------------------------------------------------

                                                           Note         1999               1998
                                                                       (Pounds)          (Pounds)
Net cash inflow from operating activities                   16        1,505,699          1,268,021

Returns on investments and servicing of finance
Interest received                                                        45,076             37,617
Finance lease interest paid                                            (182,585)          (223,670)
                                                                       --------          ---------
Net cash outflow from returns on investments and
servicing of finance                                                   (137,509)          (186,053)
                                                                       --------          ---------

Taxation                                                                (49,531)           (13,847)

Capital expenditure and financial investment
Purchase of intangible fixed assets                                           -           (160,000)
Purchase of tangible fixed assets                                      (103,436)          (117,755)
Sale of tangible fixed assets                                            51,600              1,420
                                                                       --------          ---------
Net cash outflow from capital expenditure and financial
investment                                                              (51,836)          (276,335)
                                                                       --------          ---------


Acquisitions and disposals
Sale of investments                                                           -              3,589
                                                                       --------          ---------
Net cash inflow from acquisitions and disposals                               -              3,589
                                                                       --------          ---------
Equity dividends paid                                                  (633,000)           (55,388)
                                                                       --------          ---------

Financing
Repayment of borrowings                                                  (6,000)             6,000
Capital element of finance lease rentals                               (460,732)          (514,095)
                                                                       --------          ---------
Net cash outflow from financing                                        (466,732)          (508,095)
                                                                       --------          ---------
Increase in cash                                            17          167,091            231,892
                                                                       ========          =========

The accompanying notes form an integral part of these financial statements.

THAMESDOWN COLOUR LIMITED

NOTES TO THE FINANCIAL STATEMENTS

For the years ended 30 September 1999 and 1998
--------------------------------------------------------------------------------

1    BASIS OF PREPARATION

     The financial statements are prepared in accordance with the applicable accounting standards and under the historical cost convention.

     The principal accounting policies of the company, which have remained unchanged, are set out below.

     TURNOVER

     Turnover is the total amount receivable by the company for goods supplied and services provided, excluding VAT and trade discounts.

     DEPRECIATION

     Depreciation is calculated to write down the cost or valuation less estimated residual value of all tangible fixed assets by equal installments over their expected useful lives. The periods generally applicable are:

     Leasehold buildings                Period of the lease
     Plant and machinery                2 to 10 years
     Motor vehicles                     4 years
     Fixtures and fittings              2 to 5 years

     INTANGIBLE FIXED ASSETS

     Purchased goodwill is eliminated from the financial statements by immediate write-off on acquisition against reserves.

     STOCKS

     Stocks and work in progress are stated at the lower of cost and net realisable value.

     DEFERRED TAXATION

     Deferred tax is provided for using the tax rates estimated to arise when the timing differences reverse and is accounted for to the extent that it is probable that a liability or asset will crystallise. Unprovided deferred tax is disclosed as a contingent liability.

     Debit balances arising in respect of advance corporation tax on dividends payable or proposed are carried forward to the extent that they are expected to be recoverable.

     CONTRIBUTIONS TO PENSION FUNDS

     Defined contribution scheme

     The pension costs charged against profits represent the amount of the contributions payable to the scheme in respect of the accounting period.

THAMESDOWN COLOUR LIMITED

NOTES TO THE FINANCIAL STATEMENTS

For the years ended 30 September 1999 and 1998
--------------------------------------------------------------------------------

     LEASED ASSETS

     Assets held under finance leases and hire purchase contracts are capitalised in the balance sheet and depreciated over their expected useful lives. The interest element of leasing payments represents a constant proportion of the capital balance outstanding and is charged to the profit and loss account over the period of the lease.

     All other leases are regarded as operating leases and the payments made under them are charged to the profit and loss account on a straight-line basis over the lease term.

     TURNOVER AND PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

     The profit on ordinary activities is stated after:

                                                                        1999            1998
                                                                      (Pounds)        (Pounds)
     Auditors' remuneration:
     Non-audit services                                                 2,250           1,000
     Audit services                                                     6,750           5,500
     Depreciation and amortisation:
     Tangible fixed assets, owned                                      83,499          54,898
     Tangible fixed assets, held under finance leases and hire
       purchase contracts                                             289,841         283,905
     Hire of plant and machinery                                        1,179           4,504
     Other operating lease rentals                                     65,423          58,984
                                                                     ========         =======

2    NET INTEREST

                                                                        1999            1998
                                                                      (Pounds)        (Pounds)
     Finance charges in respect of finance leases                     182,585         223,670
     Other interest receivable and similar income                     (44,570)        (37,617)
                                                                    ---------      ----------
                                                                      138,015         186,053
                                                                    =========      ==========

3    TAX ON PROFIT ON ORDINARY ACTIVITIES

                                                                        1999             1998
                                                                      (Pounds)         (Pounds)
     UK Corporation tax at 30%/31% (1998: 31%)                        342,126           64,000
     Adjustments in respect of prior periods                             (622)               -
                                                                    ---------       ----------
                                                                      341,504           64,000
                                                                    =========       ==========

     In 1998 net operating losses of (pounds) 300,000 were offset against taxable income.


4    DIVIDENDS

                                                                        1999             1998
                                                                      (Pounds)         (Pounds)
     Ordinary shares - interim dividend of
       (Pounds)2 (1998: 11.25p) per share                             422,000           23,738
     Ordinary shares - final dividend of
       11.5p (1998: (Pounds)1) per share                               25,000          211,000
                                                                     --------        ---------
                                                                      447,000          234,738
                                                                     ========        =========

THAMESDOWN COLOUR LIMITED

NOTES TO THE FINANCIAL STATEMENTS

For the years ended 30 September 1999 and 1998
--------------------------------------------------------------------------------

5    DIRECTORS AND EMPLOYEES

     Staff costs during the year were as follows:


                                                                                           1999                   1998
                                                                                        (Pounds)               (Pounds)
     Wages and salaries                                                               1,338,293              1,179,406
     Social security costs                                                              138,925                 94,137
     Other pension costs                                                                 30,600                 31,444
                                                                                      ---------              ---------
                                                                                      1,507,818              1,304,987
                                                                                      =========              =========
     The average number of employees of the company during the year were as follows:

                                                                                           1999                   1998

     Production                                                                              30                     26
     Selling and distribution                                                                 2                      2
     Administration                                                                           2                      2
     Management                                                                               7                      6
                                                                                      ---------               --------
                                                                                             41                     36
                                                                                      =========               ========

     Remuneration in respect of directories was as follows:

                                                                                           1999                   1998
                                                                                        (Pounds)               (Pounds)

     Management remuneration                                                            316,350                384,335
     Pension contributions to money purchase pension schemes                             28,700                 28,644
                                                                                        -------                -------
                                                                                        345,050                412,979
                                                                                        =======                =======

     During the year 6 directors (1998:6) participated in money purchase pension schemes.

     The amounts set out above include remuneration in respect of the highest paid director as follows:

                                                                                           1999                   1998
                                                                                        (Pounds)               (Pounds)

     Management remuneration                                                             70,380                 72,548
     Pension contributions to money purchase pension schemes                              6,000                  5,099
                                                                                         ======                 ======

THAMESDOWN COLOUR LIMITED

NOTES TO THE FINANCIAL STATEMENTS

For the years ended 30 September 1999 and 1998

--------------------------------------------------------------------------------

6    TANGIBLE FIXED ASSETS

                                                    Leasehold
                                                     land and       Plant and         Motor       Fixtures
                                                    buildings       machinery      vehicles   and fittings          Total
                                                     (Pounds)        (Pounds)      (Pounds)       (Pounds)        (Pounds)
     Cost
     At 1 October 1998                                 60,397       2,843,511       125,223         61,684      3,090,815
     Additions                                            856         282,738        46,940         17,852        348,386
     Disposals                                              -         (84,050)      (22,367)          (264)      (106,681)
                                                     --------      ----------     ---------       --------     ----------

     At 30 September 1999                              61,253       3,042,199       149,796         79,272      3,332,520
                                                     --------      ----------     ---------       --------     ----------

     Depreciation
     At 1 October 1998                                 12,799         499,946        14,532         20,216        547,493
     Provided in the year                               8,749         312,724        36,504         15,363        373,340
     Eliminated on disposals                                -         (34,537)      (10,714)           (93)       (45,344)
                                                     --------      ----------     ---------       --------     ----------

     At 30 September 1999                              21,548         778,133        40,322         35,486        875,489
                                                     --------      ----------     ---------       --------     ----------

     Net book amount at 30 September 1999              39,705       2,264,066       109,474         43,786      2,457,031
                                                     ========      ==========     =========       ========     ==========

     Net book amount at 30 September 1998              47,598       2,343,565       110,691         41,468      2,543,322
                                                     ========      ==========     =========       ========     ==========

     The figures stated above include assets held under finance leases and similar hire purchase contracts, as follows:


                                                               1999       1998
                                                            (Pounds)    (Pounds)

     Net book amount at 30 September                      2,081,721     33,348
                                                         ==========    =======

     Depreciation provided during year                      280,802      9,039
                                                         ==========    =======

7    STOCKS

                                                               1999       1998
                                                            (Pounds)    (Pounds)

     Raw materials                                           13,636     19,066
     Short-term work in progress                             77,847     90,942
                                                         ----------    -------

                                                             91,483    110,008
                                                         ==========    =======

THAMESDOWN COLOUR LIMITED

NOTES TO THE FINANCIAL STATEMENTS

For the years ended 30 September 1999 and 1998

--------------------------------------------------------------------------------

8    DEBTORS

                                                           1999        1998
                                                         (Pounds)    (Pounds)

     Trade debtors                                      1,445,940   1,034,989
     VAT recoverable                                       29,620      20,996
     Other debtors                                          1,768       5,009
     Prepayments and accrued income                        48,647      50,909
                                                       ----------  ----------
                                                        1,525,975   1,111,903
                                                       ==========  ==========

9    CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                           1999        1998
                                                         (Pounds)    (Pounds)

     Trade creditors                                    1,319,170   1,085,633
     Corporation tax                                      342,126      50,153
     Social security and other taxes                       30,802      67,145
     Proposed dividends                                    25,000     211,000
     Other creditors                                          469       1,700
     Loans from directors                                       -       6,000
     Accruals and deferred income                         317,915     344,813
     Amounts due under finance leases                     477,238     384,829
                                                       ----------  ----------
                                                        2,512,720   2,151,273
                                                       ==========  ==========

10   CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                           1999        1998
                                                         (Pounds)    (Pounds)

     Amounts due under finance leases                   1,348,203   1,656,394
                                                       ==========  ==========

THAMESDOWN COLOUR LIMITED

NOTES TO THE FINANCIAL STATEMENTS

For the years ended 30 September 1999 and 1998

--------------------------------------------------------------------------------

     Borrowings are repayable as follows:

                                                  1999            1998
                                                (Pounds)        (Pounds)
     Within one year
       Bank and other borrowings                       -           6,000
       Finance leases                            477,238         384,829
     After one and within two years
       Finance leases                            519,377         421,575
     After two and within five years
       Finance leases                            828,826       1,234,819
                                               ---------       ---------
                                               1,825,441       2,047,223
                                               =========       =========

11   DEFERRED TAXATION

     Deferred taxation not provided for in the financial statements is set out below. The amount unprovided represents a contingent liability at the balance sheet date and is calculated using a tax rate of 30%.

                                                  1999            1998
                                                (Pounds)        (Pounds)

     Accelerated capital allowances             320,000          313,000
                                                =======          =======

12   SHARE CAPITAL

                                                  1999            1998
                                                (Pounds)        (Pounds)

     Authorised                                 331,270          250,000
                                                =======          =======

     During the year the company increased its ordinary share capital from (Pounds) 250,000 to (Pounds) 331,270. The analysis of authorised share capital is disclosed in note 13.

     Allotted, called up and fully paid         299,620           211,000
                                                =======           =======

     Allotments during the year

     The company made an allotment of 88,620 (Pound) 1 ordinary shares at nominal value by way of a bonus issue to existing members. An analysis of the shares issued is disclosed in note 13.

     The analysis of the allotted, called up and fully paid shares is disclosed in note 13.

THAMESDOWN COLOUR LIMITED

NOTES TO THE FINANCIAL STATEMENTS

For the years ended 30 September 1999 and 1998
--------------------------------------------------------------------------------

13   SHARE CAPITAL

                                                       Allotted,      Authorized      Authorized     Allotted,     Allotted,
                                                     issued and             1999            1998     called up     called up
                                                     fully paid                                      and fully     and fully
                                                           on 9                                      paid 1999     paid 1998
                                                      September
                                                           1999
                                                       (Pounds)         (Pounds)        (Pounds)      (Pounds)      (Pounds)
       250,000 (Pounds)1 ordinary shares                      -                          250,000                     211,000
        79,450 (Pounds)1 ordinary 'A' shares                  -           79,450               -        79,450             -
        40,000 (Pounds)1 ordinary 'B' shares                  -           40,000               -        40,000             -
        30,000 (Pounds)1 ordinary 'C' shares                  -           30,000               -        30,000             -
        25,000 (Pounds)1 ordinary 'D' shares                  -           25,000               -        25,000             -
        10,550 (Pounds)1 ordinary 'E' shares                  -           10,550               -        10,550             -
        25,000 (Pounds)1 ordinary 'F' shares                  -           25,000               -        25,000             -
         1,000 (Pounds)1 ordinary 'G' shares                  -            1,000               -         1,000             -
     1,191,750 1p ordinary 'A' shares                         -           11,918               -             -             -
       600,000 1p ordinary 'B' shares                         -            6,000               -             -             -
       450,000 1p ordinary 'C' shares                         -            4,500               -             -             -
       375,000 1p ordinary 'D' shares                         -            3,750               -             -             -
       158,250 1p ordinary 'E' shares                         -            1,582               -             -             -
       375,000 1p ordinary 'F' shares                         -            3,750               -             -             -
        15,000 1p ordinary 'G' shares                         -              150               -             -             -
        33,369 (Pounds)1 ordinary 'A1' shares            33,369           33,369               -        33,369             -
        16,800 (Pounds)1 ordinary 'B1' shares            16,800           16,800               -        16,800             -
        12,600 (Pounds)1 ordinary 'C1' shares            12,600           12,600               -        12,600             -
        10,500 (Pounds)1 ordinary 'D1' shares            10,500           10,500               -        10,500             -
         4,431 (Pounds)1 ordinary 'E1' shares             4,431            4,431               -         4,431             -
        10,500 (Pounds)1 ordinary 'F1' shares            10,500           10,500               -        10,500             -
           420 (Pounds)1 ordinary 'G1' shares               420              420               -           420             -
                                                     ----------       ----------        --------     ---------     ---------
                                                         88,620          331,270         250,000       299,620       211,000
                                                     ==========       ==========        ========     =========     =========

     The above shares rank pari passu.

14   PROFIT AND LOSS ACCOUNT

                                                                 (Pound)
     At 1 October 1998                                           782,529
     Retained profit for the year                                423,091
     Bonus issue of shares                                       (88,620)
                                                              ----------
     At 30 September 1999                                      1,117,000
                                                              ==========

THAMESDOWN COLOUR LIMITED

NOTES TO THE FINANCIAL STATEMENTS

For the years ended 30 September 1999 and 1998
--------------------------------------------------------------------------------

15   RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                                            1999             1998
                                                                         (Pounds)         (Pounds)
     Profit for the financial year                                       870,091          677,964
     Dividends                                                          (447,000)        (234,738)
                                                                      ----------       ----------

     Goodwill written off to reserves                                    423,091          443,226
                                                                               -         (160,000)
                                                                      ----------       ----------

     Net increase in shareholders' funds                                 423,091          283,226
     Shareholders' funds at 1 October 1998                               993,529          710,303
                                                                      ----------       ----------
     Shareholders' funds at 30 September 1999                          1,416,620          993,529
                                                                      ==========       ==========

16   NET CASH INFLOW FROM OPERATING ACTIVITIES

                                                                            1999             1998
                                                                         (Pounds)         (Pounds)

     Operating Profit                                                  1,349,610           928,928
     Depreciation                                                        373,340           338,803
     Loss on sale of tangible fixed assets                                 9,737               102
     Decrease in stocks                                                   18,525           (41,151)
     Increase in debtors                                                (414,578)         (404,750)
     Increase in creditors                                               169,065           446,089
                                                                      ----------       -----------

                                                                       1,505,699         1,268,021
                                                                      ==========       ===========

17   RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT


                                                                            1999             1998
                                                                         (Pounds)         (Pounds)

     Increase in cash in the year                                        167,091           231,892
     Cash outflow from financing in the year                               6,000            (6,000)
     Cash outflow from finance leases in the year                        460,732           514,095
                                                                      ----------       -----------

     Change in net debt resulting from cashflows                         633,823           739,897
     Inception of finance leases                                        (244,950)          (27,437)
                                                                      ----------       -----------

     Movement in net debt in the year                                    388,873           712,550
     Net debt at 1 October 1998                                       (1,011,260)       (1,723,810)
                                                                      ----------       -----------

     Net debt at 30 September 1999                                      (622,387)       (1,011,260)
                                                                      ==========       ===========

THAMESDOWN COLOUR LIMITED

NOTES TO THE FINANCIAL STATEMENTS

For the years ended 30 September 1999 and 1998

--------------------------------------------------------------------------------

18   ANALYSIS OF CHANGES IN NET DEBT

                                    At 1   Cash flow    Non-cash       At 30
                                 October                   items   September
                                    1998                                1999
                                 (Pounds)    (Pounds)    (Pounds)    (Pounds)

     Cash in hand and at bank  1,035,963     167,091           -   1,203,054
     Debt                         (6,000)      6,000           -           -
     Finance leases           (2,041,223)    460,732    (244,950) (1,825,441)
                              ----------     -------    --------  ----------

                              (1,011,260)    633,823    (244,950)   (622,387)
                              ==========     =======    ========  ==========

19   CAPITAL COMMITMENTS

     The Company had no capital commitments at 30 September 1999 or 30 September 1998.

20   CONTINGENT LIABILITIES

     There were no contingent liabilities at 30 September 1999 or 30 September 1998, except in respect of deferred taxation.

21   LEASING COMMITMENTS

     Operating lease payments amounting to (Pounds)49,471 are due within one year. The leases to which these amounts relate expire as follows:

                                                  1999                  1998
                                  Land and                Land and
                                 buildings       Other   buildings     Other
                                   (Pounds)    (Pounds)    (Pounds)  (Pounds)

     In one year or less                 -         951           -     6,155
     Between one and five years     32,000      16,520           -     3,804
     In five years or more               -           -      32,000         -
                                 ---------     -------   ---------   -------

                                    32,000      17,471      32,000     9,959
                                 =========     =======   =========   =======

22   PENSIONS

     Defined Contribution Scheme

     The Company operates a defined contribution pension scheme for the benefit of the directors. The assets of the scheme are administered by trustees in a fund independent from those of the company.

     The pension cost charge for the year was (Pounds)28,700 (1998:(Pounds) 28,644).

THAMESDOWN COLOUR LIMITED

NOTES TO THE FINANCIAL STATEMENTS

For the years ended 30 September 1999 and 1998

---------------------------------------------------------------------------

23   POST BALANCE SHEET EVENTS

     With effect from 2 November 1999 the company became a wholly owned subsidiary of IMPAC Group, Inc.

24 DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differs in certain material respects from those generally accepted in the United States ("US GAAP"). Such differences involve the amounts shown in the financial statements, as well as additional disclosures required by US GAAP.

     Reconciliation of differences between UK GAAP and US GAAP
     The effect on the company's net income and shareholders' equity of applying the significant differences between UK GAAP and US GAAP is summarised in the reconciliation statements set out below:

     (a) Reconciliation of profit and loss accounts for the years ended 30 September.

                                                                                           1999          1998
                                                                                          (Pounds)      (Pounds)
     Profit for the financial year reported under UK GAAP                                 870,091       677,964
     US GAAP adjustments:
        Goodwill amortisation (1)                                                          (8,000)       (5,333)
     Deferred taxation:
        Application of full liability method (2)                                           (7,000)     (224,140)
                                                                                       ----------    ----------

     Net income and comprehensive income in accordance with US GAAP                       855,091       448,491
                                                                                       ==========    ==========

     (b)     Reconciliation of Shareholders' equity for the years ending 30 September.

                                                                                            1999          1998
                                                                                          (Pounds)      (Pounds)
     Total Shareholders' fund under UK GAAP                                             1,416,620       993,529
     US GAAP adjustments:
        Goodwill written back                                                             160,000       160,000
        Goodwill amortisation (1)                                                        (13,333)        (5,333)
                                                                                       ----------     ---------
                                                                                          146,667       154,667
                                                                                       ----------     ---------
        Deferred tax full provision                                                      (313,000)      (88,860)
        Deferred tax application of full liability method (2)                              (7,000)     (224,140)
                                                                                       ----------     ---------
                                                                                         (320,000)     (313,000)
                                                                                       ----------     ---------

     Ordinary dividend (3)                                                                 25,000       211,000
                                                                                       ----------    ----------
     Shareholders' equity in accordance with US GAAP                                    1,268,287     1,046,196
                                                                                       ==========    ==========

THAMESDOWN COLOUR LIMITED

NOTES TO THE FINANCIAL STATEMENTS

For the years ended 30 September 1999 and 1998
--------------------------------------------------------------------------------

(c) Changes in shareholders' equity on a US GAAP basis for the years ending 30 September:

                                                                  1999              1998
                                                                (Pounds)           (Pounds)
Shareholders' equity at the beginning of the year              1,046,196           653,093
Net income                                                       855,091           448,491
  Dividends (3)                                                 (633,000)          (55,388)
                                                              ----------         ---------
Shareholders' equity at the end of the year                    1,268,287         1,046,196
                                                              ==========         =========

The following are descriptions of US GAAP reconciling items:

(1) Under applicable UK GAAP for the periods being reported on, goodwill was written off directly against reserves. Under US GAAP, such goodwill would be capitalised and amortized to the income statement over the estimated useful lives not exceeding 40 years. For the purpose of the US GAAP reconciliation, goodwill has been amortised over 20 years.

(2) Under UK GAAP, the deferred tax effects of timing differences existing at the balance sheet date are calculated under the liability method (using tax rates likely to apply in the future when the timing differences reverse). However, the company is not required to record the full liability, and may elect to utilise the partial provision approach. Under the partial provision approach, the amount of deferred tax to be provided is the liability that is expected to arise in the future based on a projection of the extent to which the timing differences existing at the balance sheet date are expected to reverse. Under US GAAP deferred taxes are recorded under the full provision method.

(3) Under UK GAAP dividends are linked to the year's profit. The final dividends are proposed and have to be approved by the shareholders. The proposed dividend is nevertheless required to be recorded in the year's results. Under
US GAAP dividends are not attributable to any period's earnings and are recorded at the point in time when they are formally declared by the board of directors.

Statement of cash flows
Under UK GAAP the Cash Flow statement is presented in accordance with Financial Reporting Statement No. 1 as revised ("FRS 1"). The Statement prepared under FRS 1 presents substantially the same information as that required under US GAAP as interpreted by SFAS No. 95. Under UK GAAP cash comprises cash in hand and at bank (including overnight deposits), net of bank overdrafts. Under US GAAP cash and cash equivalents include cash and short-term investments with original maturities of three months and less.

Under UK GAAP cash flows are presented for operating activities; returns on investments and servicing of finance; taxation; capital expenditure and financial investment; acquisitions and disposals; equity dividends paid; investing and financing activities.

Cash flows under UK GAAP in respect of interest received, interest paid, investment income and taxation would be included within operating activities. Capital expenditure and financial investment and cash flows from acquisitions and disposals would be included within investing activities under US GAAP. Dividends paid by subsidiary undertakings, minority interests, equity dividends paid, management of liquid resources and returns on investment and servicing of finance would be included within financing activities under US GAAP.

THAMESDOWN COLOUR LIMITED

NOTES TO THE FINANCIAL STATEMENTS

For the years ended 30 September 1999 and 1998
--------------------------------------------------------------------------------

A summary of the company's operating, investing and financing activities, classified in accordance with US GAAP is presented below. For the purposes of this summary cash and cash equivalents consist of cash at bank and in hand and short term deposits.

                                                                                 1999                     1998
                                                                               (Pounds)                 (Pounds)
Cash provided by operating activities                                         1,318,659                1,068,121
Cash used in investing activities                                               (51,836)                (272,746)
Cash used in financing activities                                            (1,099,732)                (563,483)
                                                                             ----------                ---------
Net increase in cash and cash equivalents                                       167,091                  231,892
Cash and cash equivalents under US GAAP at the beginning of the year          1,035,963                  804,071
                                                                             ----------                ---------
Cash and cash equivalents under US GAAP at the end of the year                1,203,054                1,035,963
                                                                             ==========                =========

              Unaudited Pro Forma Combined Financial Information

     The following Unaudited Pro Forma Combined Statements of Income assume that the acquisition of Thamesdown Colour Limited ("Thamesdown") had occurred on January 1, 1998. The following Unaudited Pro Forma Combined Statement of Income for the Year Ended December 31, 1998 is based on the historical consolidated financial statements of IMPAC Group, Inc. and Subsidiaries ("IMPAC") for the year ended December 31, 1998 and the historical financial statements of Thamesdown for the year ended September 30, 1999, adjusted to give effect to the pro forma adjustments described in the notes thereto. The following Unaudited Pro Forma Combined Statement of Income for the Nine Months Ended September 30, 1999 is based on the historical consolidated financial statements of IMPAC for the nine months ended September 30, 1999 and the historical financial statements of Thamesdown for the nine months ended June 30, 1999, adjusted to give effect to the pro forma adjustments described in the notes thereto. The following Unaudited Pro Forma Combined Balance Sheet as of September 30, 1999 is based on the historical consolidated financial statements of IMPAC as of September 30, 1999 and the historical financial statements of Thamesdown as of September 30, 1999, adjusted to reflect the acquisition of Thamesdown as of such date and to give effect to the pro forma adjustments described in the notes thereto.

     The pro forma adjustments are based upon available data and certain assumptions that IMPAC management believes are reasonable. The Unaudited Pro Forma Combined Financial Information are not necessarily indicative of IMPAC's results of operations that might have occurred had the aforementioned acquisition been completed as of the date indicated above and do not purport to represent what the Company's results of operations might be for any future period or date. The Unaudited Pro Forma Combined Financial Information should be read in conjunction with the historical financial statements of IMPAC and Thamesdown. The historical financial statements of Thamesdown as of September 30, 1999 and 1998 and for each of the years in the two year period ending September 30, 1999 and the related notes thereto are included herein. The historical consolidated financial statements of IMPAC as of December 31, 1998 and 1997 and for each of the years in the three year period ended December 31, 1998 and the related notes thereto and the historical consolidated financial statements of IMPAC as of September 30, 1999 and for the nine month periods ended September 30, 1999 and 1998 and the related notes thereto, have been previously filed with the Securities and Exchange Commission.


                      IMPAC GROUP, INC. AND SUBSIDIARIES

               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                         Year Ended December 31, 1998
                                (In thousands)

                                                                  IMPAC       Thames-        Pro Forma           Pro Forma
                                                                  Group       down (1)      Adjustments          Combined
                                                                --------      -------       -----------          ---------
Net sales...................................................    $184,298      $11,096       $        --          $195,394
Cost of goods sold..........................................     134,643        7,233                --           141,876
                                                                --------      -------       -----------          --------
Gross profit................................................      49,655        3,863                --            53,518
Selling, general and administrative expenses................      31,762        1,678               215  (2)       33,655
                                                                --------      -------       -----------          --------
Operating income............................................      17,893        2,185              (215)           19,863
Other income (expense):
  Interest expense, net.....................................     (13,514)        (225)             (577) (3)      (14,316)
  Other income (expense), net...............................        (457)          --                --              (457)
                                                                --------      -------       -----------          --------
Income before income taxes and extraordinary item...........       3,922        1,960              (792)            5,090
Income taxes................................................      (1,879)        (568)              231  (4)       (2,216)
                                                                --------      -------       -----------          --------
Income before extraordinary item............................    $  2,043      $ 1,392       $      (561)         $  2,874
                                                                ========      =======       ===========          ========

                      IMPAC GROUP, INC. AND SUBSIDIARIES

               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                     Nine Months Ended September 30, 1999
                                (In thousands)

                                                                 IMPAC       Thames-      Pro Forma       Pro Forma
                                                                 Group       down (1)    Adjustments       Combined
                                                              -----------   ----------   -----------      -----------
Net sales...................................................  $   213,877   $    8,082   $        --      $   221,959
Cost of goods sold..........................................      151,619        5,107            --          156,726
                                                              -----------   ----------   -----------      -----------
Gross profit................................................       62,258        2,975            --           65,233
Selling, general and administrative expenses................       43,727        1,323           161 (2)       45,211
                                                              -----------   ----------   -----------      -----------
Operating income............................................       18,531        1,652          (161)          20,022
Other income (expense):
  Interest expense, net.....................................      (16,984)        (168)         (432)(3)      (17,584)
  Other income (expense), net...............................         (159)          --            --             (159)
                                                              -----------   ----------   -----------      -----------
Income before income taxes and extraordinary item...........        1,388        1,484          (593)           2,279
Income taxes................................................       (1,238)        (428)          173 (4)       (1,493)
                                                              -----------   ----------   -----------      -----------
Income before extraordinary item............................  $       150   $    1,056   $      (420)     $       786
                                                              ===========   ==========   ===========      ===========

                      IMPAC GROUP, INC. AND SUBSIDIARIES

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                              September 30, 1999
                                (In thousands)

                                                                  IMPAC         Thames-        Pro Forma          Pro Forma
                                                                  Group         down(1)       Adjustments         Combined
                                                               -----------     ---------     -------------       -----------
ASSETS
Current assets:
  Cash.......................................................    $   3,700       $ 1,982         $(1,982)(5)       $   3,700
  Accounts receivable, net.............................             56,307         2,382              --              58,689
  Inventories................................................       25,002           152              --              25,154
  Other current assets.......................................        9,834           132              --               9,966
                                                                  --------        ------         -------           ---------
     Total current assets....................................       94,843         4,648          (1,982)             97,509
                                                                  --------        ------         -------           ---------
Long-term assets:
  Property, plant and equipment, net.........................      115,023         4,048              --             119,071
  Goodwill, net..............................................      160,306           242           8,854 (6)         169,402
  Other assets...............................................       13,265            --              --              13,265
                                                                  --------        ------         -------           ---------
     Total assets............................................    $ 383,437       $ 8,938         $ 6,872           $ 399,247
                                                                  ========        ======         =======           =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt.......................    $   8,149       $   786         $    --           $   8,935
  Trade payables and bank overdraft..........................       30,523         2,173              --              32,696
  Accrued expenses...........................................       23,780         1,668              --              25,448
                                                                  --------        ------         -------           ---------
     Total current liabilities...............................       62,452         4,627              --              67,079
                                                                  --------        ------         -------           ---------
Long-term debt...............................................      247,539         2,221           6,590  (5)        256,350
Other noncurrent liabilities.................................       10,867            --              --              10,867
                                                                  --------        ------         -------           ---------
     Total liabilities.......................................      320,858         6,848           6,590             334,296
                                                                  --------        ------         -------           ---------
Mandatorily redeemable preferred stock.......................       16,619            --              --              16,619
                                                                  --------        ------         -------           ---------
Shareholders' equity:
  Common stock...............................................            0           494            (494) (7)              0
  Paid in capital............................................       79,785            --           2,372  (5)         82,157
  Warrants outstanding.......................................        4,207            --              --               4,207
  Carryover basis adjustment.................................      (37,143)           --              --             (37,143)
  Accumulated other comprehensive income.....................       (3,837)           --              --              (3,837)
  Retained earnings..........................................        2,948         1,596          (1,596) (7)          2,948
                                                                  --------        ------         -------           ---------
     Total shareholders' equity..............................       45,960         2,090             282              48,332
                                                                  --------        ------         -------           ---------
     Total liabilities & shareholders' equity................    $ 383,437       $ 8,938         $ 6,872           $ 399,247
                                                                 =========       =======         =======           =========

        NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                (In thousands)


(1) Represents the historical financial information of Thamesdown Colour Limited. The historical financial information was derived from the audited financial statements of Thamesdown Colour Limited as of and for the year ended September 30, 1999 and from the unaudited financial statements for the nine months ended June 30, 1999, adjusted to U.S. GAAP and converted to U.S. dollars as follows:

                                                                  For the Twelve Months Ended December 31, 1998
                                                      -----------------------------------------------------------------------
                                                      U.K. GAAP    Adjustments           U.S. GAAP    (Pounds)/$   U.S. GAAP
                                                      Historical   to U.S. GAAP          Adjusted        Rate      Adjusted
                                                      ----------   ------------          ---------    ----------   ---------
   Net sales.......................................    (Pounds)       (Pounds)            (Pounds)
                                                         6,813             --               6,813         0.614      $11,096
   Cost of goods sold..............................      4,441             --               4,441         0.614        7,233
                                                         -----             --               -----                    -------
   Gross profit....................................      2,372             --               2,372                      3,863
   Selling, general and administrative expenses....      1,022              8  (a)          1,030         0.614        1,678
                                                         -----             --               -----                    -------
   Operating income................................      1,350             (8)              1,342                      2,185
   Interest expense, net...........................       (138)            --                (138)        0.614         (225)
                                                         -----             --               -----                    -------
   Income before income taxes......................      1,212             (8)              1,204                      1,960
   Income taxes....................................       (342)            (7) (b)           (349)        0.614         (568)
                                                         -----             --               -----                    -------
   Net income......................................    (Pounds)       (Pounds)            (Pounds)
                                                           870            (15)                855                    $ 1,392
                                                         =====            ===               =====                    =======

                                                                  For the Nine Months Ended September 30, 1999
                                                      -----------------------------------------------------------------------
                                                      U.K. GAAP    Adjustments           U.S. GAAP    (Pounds)/$   U.S. GAAP
                                                      Historical   to U.S. GAAP          Adjusted        Rate      Adjusted
                                                      ----------   ------------          ---------    ----------   ----------
   Net sales.......................................    (Pounds)       (Pounds)             (Pounds)
                                                         5,003             --                5,003        0.619      $ 8,082
   Cost of goods sold..............................      3,161             --                3,161        0.619        5,107
                                                         -----             --                -----                    ------
   Gross profit....................................      1,842             --                1,842                     2,975
   Selling, general and administrative expenses....        813              6  (a)             819        0.619        1,323
                                                         -----             --                -----                    ------
   Operating income................................      1,029             (6)               1,023                     1,652
   Interest expense, net...........................       (104)            --                 (104)       0.619         (168)
                                                         -----             --                -----                    ------
   Income before income taxes......................        925             (6)                 919                     1,484
   Income taxes....................................       (260)            (5) (b)            (265)       0.619         (428)
                                                         -----             --                -----                    ------
   Net income......................................    (Pounds)       (Pounds)             (Pounds)
                                                           665            (11)                 654                   $ 1,056
                                                         =====             ==                =====                    ======

     (a) Reflects amortization of goodwill for historical Thamesdown acquisition.
     (b) Reflects additional deferred tax expense as a result of the application of the full liability method.

                                                                           As of September 30, 1999
                                                     ------------------------------------------------------------------
                                                     U.K. GAAP    Adjustments       U.S. GAAP   (Pounds)/$   U.S. GAAP
                                                     Historical  to U.S. GAAP       Adjusted        Rate     Adjusted
                                                     ----------  ------------       ---------   ----------  -----------
                                                      (Pounds)     (Pounds)          (Pounds)
   Assets
   Current assets:
     Cash..........................................       1,203            --           1,203        0.607  $     1,982
     Accounts receivable, net......................       1,446            --           1,446        0.607        2,382
     Inventories...................................          92            --              92        0.607          152
     Other current assets..........................          80            --              80        0.607          132
                                                     ----------  ------------       ---------               -----------
   Total current assets............................       2,821            --           2,821                     4,648
                                                     ----------  ------------       ---------               -----------
   Long-term assets:
     Property, plant and equipment, net............       2,457            --           2,457        0.607        4,048
     Goodwill, net.................................          --           147 (a)         147        0.607          242
                                                     ----------  ------------       ---------               -----------
                                                      (Pounds)     (Pounds)          (Pounds)
   Total assets....................................       5,278           147           5,425               $     8,938
                                                     ==========  ============       =========               ===========
   Liabilities and Shareholders' Equity
   Current liabilities:                               (Pounds)     (Pounds)          (Pounds)
     Current maturities of long-term debt..........         477            --             477        0.607  $       786
     Trade payables and bank overdraft.............       1,319            --           1,319        0.607        2,173
     Accrued expenses..............................         717           295 (b-c)     1,012        0.607        1,668
                                                     ----------  ------------       ---------               -----------
   Total current liabilities.......................       2,513           295           2,808                     4,627
                                                     ----------  ------------       ---------               -----------
   Long-term debt..................................       1,348            --           1,348        0.607        2,221
                                                     ----------  ------------       ---------               -----------
   Total liabilities...............................       3,861           295           4,156                     6,848
                                                     ----------  ------------       ---------               -----------
   Shareholders' equity:
     Common stock..................................         300            --             300        0.607          494
     Retained earnings.............................       1,117          (148)(a-c)       969        0.607        1,596
                                                     ----------  ------------       ---------               -----------
   Total shareholders' equity .....................       1,417          (148)          1,269                     2,090
                                                     ----------  ------------       ---------               -----------
                                                      (Pounds)     (Pounds)          (Pounds)
   Total liabilities and shareholders' equity......       5,278           147           5,425               $     8,938
                                                     ==========  ============       =========               ===========

     (a)  Reflects goodwill as an asset rather than an equity reserve.
     (b)  Reverses proposed dividend recorded under U.K. GAAP.
     (c) Fully recognizes deferred tax liabilities which were only partially recognized under U.K. GAAP.

(2) Reflects an adjustment of $215 and $161 for the year ended December 31, 1998 and for the nine months ended September 30, 1999, respectively, which represents the amortization of goodwill acquired in connection with the acquisition of Thamesdown.

(3) Reflects an adjustment of $577 and $432 for the year ended December 31, 1998 and for the nine months ended September 30, 1999, respectively, which represents additional interest expense in connection with the issuance of additional revolver borrowings under IMPAC's Amended and Restated Multicurrency Credit Facility of $6,590.

(4) Reflects an adjustment of $231 and $173 for the year ended December 31, 1998 and for the nine months ended September 30, 1999, respectively, for the tax benefit from the pro forma adjustments.

(5) Reflects adjustments for the estimated sources and uses of funds in connection with the assumed acquisition as of September 30, 1999, computed as follows:

    Sources of funds:
       Issuance of revolver borrowings..........       $ 6,590
       Equity contributions.....................         2,372
       Acquired cash of Thamesdown..............         1,982
                                                       -------
       Total Sources............................       $10,944
                                                       =======

     Uses of funds:
       Purchase of Thamesdown equity............       $10,844
       Estimated acquisition expenses...........           100
                                                       -------
       Total Uses...............................       $10,944
                                                       =======

(6) Reflects the excess of the purchase price over the fair value of the net assets acquired, computed as follows:

    Purchase price:
       Purchase of Thamesdown equity............       $10,844
       Estimated acquisition expenses...........           100
                                                       -------
       Total Sources............................        10,944

     Less:
       Net assets acquired......................        (2,090)
                                                       -------
     Goodwill adjustment........................       $ 8,854
                                                       =======

(7) To record the elimination of Thamesdown's historical common stock and retained earnings accounts in connection with the proposed acquisition.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          IMPAC Group, Inc.

                                          By: /s/ David C. Underwood
                                              __________________________________
                                                   David C. Underwood
                                                   Chief Financial Officer

Date: January 18, 2000